Exhibit 4.3

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED ________________, 2013 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM CITIZENS INDEPENDENT BANCORP, INC. AT (740) 385-8561. The Rights Offering expires at 5:00 p.m., Eastern Time, on ____________, 2013. Citizens Independent Bancorp, Inc. (the “Company”) may extend the rights offering without notice to you until ____________, 2013 (such date and time, as it may be extended, the “Expiration Date”). RIGHTS CERTIFICATE NO. NUMBER OF RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE SEE REVERSE FOR CERTAIN DEFINITIONS Citizens Independent Bancorp, Inc. INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO REGISTERED OWNER: SUBSCRIPTION RIGHTS CERTIFICATE Evidencing Non-Transferable Rights to Purchase Common Shares Subscription Price: $______ Per Share VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE The Company has distributed, at no charge, to each holder of record of the Company’s common shares, no par value per share (“Common Share”), (each a “Record Date Shareholder”), as of 5:00 Eastern Time on _______________, 2013 (the “Record Date”), one subscription right (“Subscription Right”) for each Common Share held as of the close of business on the Record Date. Each Subscription Right entitles a Record Date Shareholder to a Basic Subscription Privilege (the “Basic Subscription Privilege”) and an Over-Subscription Privilege (the “Over-Subscription Privilege”). The Basic Subscription Privilege gives each Record Date Shareholder the opportunity to purchase one Common Share at a subscription price of $_____ per share. Fractional Common Shares resulting from the exercise of the Basic Subscription Privilege will be eliminated by rounding down to the nearest whole share. In the event that a Record Date Shareholder purchases all of the Common Shares available pursuant to the Record Date Shareholder’s Basic Subscription Privilege, the Record Date Shareholder may also choose to exercise an Over-Subscription Privilege, subject to the Company’s acceptance of such subscription, reduction or proration and other limitations as described in the Prospectus, to subscribe for a portion of any Common Shares that are not purchased by other Record Date Shareholders through the exercise of their Basic Subscription Privilege. DATED: SECRETARY OF BOARD PRESIDENT AND CEO COUNTERSIGNED AND REGISTERED REGISTRAR AND TRANSER COMPANY (CRANFORD, NJ) TRANSFER AGENT AND REGISTRAR BY AUTHORIZED SIGNATURE

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY

Delivery by facsimile will not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

Method Of Exercise Of Rights

In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of Common Shares subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the Common Shares subscribed for at or before 5:00 p.m., Eastern Time, on ____________, 2013, unless such date is extended by the Company.

Full payment for the Common Shares subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer, personal check drawn on a U.S. bank, or certified check drawn on The Citizens Bank of Logan, Ohio, in each case payable to “Registrar and Transfer Company.” You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

SECTION 1: EXERCISE AND SUBSCRIPTION: The number of Subscription Rights represented by this Rights Certificate and the maximum number of Common Shares for which you may subscribe under your Basic Subscription Privilege are set forth on the front of this Rights Certificate. Please see “ The Rights Offering—Limit on How Many Common Shares You May Purchase in the Stock Offering ” in the Prospectus for a description of the purchase limits applicable to the Stock Offering. The undersigned hereby irrevocably exercises one or more Subscription Rights to subscribe for Common Shares as indicated below, on the terms and subject to the conditions specified in the Prospectus.

Step 1—Basic Subscription Privilege

I wish to exercise my full Basic Subscription Privilege or a portion thereof as follows:

Number of
Common Shares						Payment Due
Subscribed for						Under Basic
Under Your Basic						Subscription
Subscription Privilege			Subscription Price			Privilege

×
		$		=	$

Step 2—Over-Subscription Privilege

I have exercised my full Basic Subscription Privilege and in addition to my full Basic Subscription Privilege I wish to subscribe for additional shares under my Over-Subscription Privilege as follows:

Number of
Common Shares						Payment Due
Subscribed for						Under Over-
Under Your Over-						Subscription
Subscription Privilege*			Subscription Price			Privilege

	×	$		=	$

*	The maximum number of Common Shares you may subscribe for under your Over-Subscription Privilege is subject to the 9.9% of the total outstanding limitation.

Step 3—Total Shares and Total Amount Enclosed

Total Amount
Total Shares:			Subscription Price			Enclosed:

	×	$		=	$

Number of Common Shares						Total Payments Due
Subscribed for under Basic						under Basic Subscription
Subscription Privilege (Step 1) plus						Privilege (Step 1) plus
Over-Subscription Privilege (Step 2)						Over- Subscription Privilege
(Step 2)

I certify that the purchase of Common Shares pursuant to the Subscription Rights (basic or over-subscription)                 will OR                will not result in my (our) owning either directly or indirectly, of record or beneficially, more than ___________ Common Shares.

SECTION 2: SUBSCRIPTION AUTHORIZATION: I acknowledge that I have received the Prospectus for this offering of Subscription Rights and I hereby irrevocably subscribe for the number of Common Shares indicated above on the terms and conditions set forth in the Prospectus.

Signature of Subscriber(s)

(address if different than that listed
on this Rights Certificate)

Telephone number
(including area code)

SECTION 3: SPECIAL ISSUANCE INSTRUCTIONS (IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTIONS 4 AND 5): The Subscription Rights are not transferable in any way, except by operation of law. By executing below, you hereby represent and warrant that the person in whose name you are requesting that we issue the Common Shares is a transferee by operation of law. Evidence satisfactory to the Company that any such permitted transfer is proper must be delivered by mail, hand, express mail or overnight courier to Registrar and Transfer Company at the address specified above prior to the Expiration Date.

Complete the following ONLY if the Common Shares subscribed for are to be issued in a name other than that of the registered holder

Issue Shares to:

Soc. Sec. #/Tax ID#:

Address:

SECTION 4: ACKNOWLEDGMENT (TO BE COMPLETED ONLY IF YOU COMPLETED SECTION 3. IF YOU COMPLETE THIS SECTION, YOU MUST ALSO COMPLETE SECTION 5): I/We acknowledge receipt of the Prospectus and understand that, after delivery to Registrar and Transfer Company as Subscription Agent, I/we may not modify or revoke this Rights Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company’s transfer agent without any alteration or change whatsoever

Signature(s) of
Registered Holder:

Date:

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name:	Capacity:

Soc. Sec. #/Tax ID #:

Address:	Phone:

SECTION 5: GUARANTEE OF SIGNATURES (TO BE COMPLETED ONLY IF YOU COMPLETED SECTIONS 3 AND 4): All Subscription Right holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

Name of Firm:

Authorized Signature:

Address:	Name:

Title:

City, State, Zip Code:

Area Code and Telephone Number:

Any questions regarding this Rights Certificate or submitting payments in the Rights Offering may be directed to Registrar and Transfer Company at (800) 368-5948 or info@rtco.com.

You are advised to review the Prospectus and the Instructions as to Use of Citizens Independent Bancorp, Inc. Rights Certificates included with this Rights Certificate. Additional copies of these materials may be obtained from the Company by calling ___________________ at (740) 385-8561.